Exhibit 99.1

LogMeIn Announces Third Quarter 2019 Results

Exceeds Guidance with Growth Products Increasing 34% Year over Year

Boston, Oct 24, 2019 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the third quarter ended September 30, 2019.

Third quarter financial highlights include:

•	GAAP revenue was $316.9 million
•	Non-GAAP revenue was $317.2 million, up 2.5% year over year, a 60-basis point improvement from Q2’19
•	GAAP net income was $5.1 million or $0.10 per share and non-GAAP net income was $68.7 million or $1.39 per share
•	EBITDA was $82.2 million or 25.9% of GAAP revenue and Adjusted EBITDA was $109.3 million or 34.5% of non-GAAP revenue
•	Cash flow from operations was $83.0 million or 26.2% of non-GAAP revenue, and adjusted free cash flow was $69.6 million or 22.0% of non-GAAP revenue
•	Total GAAP deferred revenue was $392.8 million
•	The Company closed the quarter with cash and cash equivalents of $119.2 million and $200.0 million of borrowings under its existing credit agreement
•	The Company’s fastest growing products continued to gain market share with Jive increasing 37% year over year to $37 million and LastPass gaining 64% year over year to $22 million

Third quarter operational highlights include:

•

Launched the new, video first experience for GoToMeeting, which focuses on delivering a simple, intuitive end-user experience, while giving IT even more control over deployment, management, and security. The product includes industry-leading audio quality, a new meeting hub, powerful meeting diagnostics, and additional AI-powered transcription capabilities

•	Announced the general availability of GoToConnect and GoToRoom in the UK, Germany and Ireland, making the full GoTo Suite available in those markets
•	Named to the Gartner 2019 Magic Quadrant for both Unified Communications as a Service and Meeting Solutions
•	LastPass Identity named the winner of the “Overall ID Management Solution of the Year” award in the 2019 CyberSecurity Breakthrough Awards

“Our investments in our growth products continued to pay off in the quarter and enabled us to exceed our guidance.  Led by Jive and LastPass, our growth products grew 34% in Q3 and now account for more than a quarter of our revenue,” said Bill Wagner, President and CEO. “Additionally, we made significant progress strengthening our collaboration products, with the introduction of the next generation of our flagship GoToMeeting product and the launch of GoToConnect into key European markets.  We believe both of these milestones are foundational to continue to drive overall growth.”

CFO Retirement in 2020

The Company is also announcing that LogMeIn’s Chief Financial Officer, Ed Herdiech, has informed the Company of his decision to retire in 2020, at a date to be determined.  In the interim, Ed has agreed to continue in his role in a full-time capacity in order to help transition his duties and to assist in the hiring and on-boarding of his successor.

“I want to thank Ed for his distinguished service to LogMeIn over the past 13 years, during which time he has helped scale the Company from a small SaaS disruptor to a billion dollar market leader.  His leadership and execution have been critical throughout our history, including during our 2009 IPO and our transformational merger with the GoTo business. He has also built a strong team that is the operational backbone of the company.  I look forward to working with Ed through his transition in 2020 and we all wish him well as he looks forward to his retirement,” said Bill Wagner.

“I’ve had a great experience at LogMeIn.  I’ve enjoyed working with extremely smart people and developing a talented and dedicated team that has supported the business on its path from a start up to a billion-dollar SaaS company,” said Ed Herdiech.  “I believe the Company is well-positioned to be a leader in large, forward-leaning markets and I look forward to helping ensure a smooth transition.”

Business Outlook

Based on information available as of October 24, 2019, the Company is issuing guidance for the fourth quarter 2019 and fiscal year 2019.

Fourth Quarter 2019:  The Company expects fourth quarter GAAP and non-GAAP revenue to be in the range of $319 million to $321 million.

EBITDA is expected to be in the range of $89 million to $90 million, or approximately 28% of GAAP revenue.  Adjusted EBITDA is expected to be in the range of $110 million to $111 million, or approximately 34.5% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $68 million to $69 million, or $1.39 to $1.41 per diluted share.  Non-GAAP net income excludes an estimated $18 million in stock-based compensation expense, $3 million in acquisition and litigation-related costs, and $60 million of amortization expense of acquired intangible assets, as well as the income tax effect of the above items.

Non-GAAP net income for the fourth quarter assumes an effective tax rate of approximately 25% and GAAP net income assumes a tax provision of approximately $3 million for the fourth quarter.  Non-GAAP and GAAP net income per diluted share is based on an estimated 49 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition-related costs and amortization, and litigation-related expense the Company expects to report GAAP net income in the range of $8 million to $9 million, or $0.15 to $0.17 per diluted share.

Fiscal year 2019:  The Company expects full year 2019 non-GAAP revenue to be in the range of $1.258 billion to $1.260 billion.  The Company expects full year 2019 GAAP revenue to be in the range of $1.257 billion to $1.259 billion.  Non-GAAP revenue adds back $1 million for the impact of an acquisition accounting adjustment recorded to reduce acquired deferred revenue to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $312 million to $313 million, or approximately 25% of GAAP revenue.  Adjusted EBITDA is expected to be in the range of $412 million to $413 million, or approximately 33% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $256 million to $257 million, or $5.12 to $5.14 per diluted share.  Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $69 million in stock-based compensation expense, $15 million in acquisition and litigation-related costs, $241 million of amortization expense of acquired intangible assets, and $15 million of restructuring charges, as well as the income tax effect of the above items.

Non-GAAP net income for the fiscal year assumes an effective tax rate of approximately 25% and GAAP net loss for the fiscal year assumes a tax provision of approximately $4 million.  Non-GAAP net income per diluted share is based on an estimated 50 million fully-diluted weighted average shares outstanding.  GAAP net loss per share is based on an estimated 49.6 million weighted average shares outstanding.

Including stock-based compensation expense, acquisition-related costs and amortization, litigation-related expense, and restructuring charges, the Company expects to report GAAP net loss in the range of $3 million to $2 million, or $0.06 to $0.04 net loss per share.

Dividend

In accordance with its previously announced capital return plan, the Company will pay a $0.325 per share dividend on November 29, 2019 to stockholders of record as of November 13, 2019.  The Company currently has approximately 49 million shares of common stock outstanding.

Conference Call Information for Today, Thursday, October 24, 2019

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today.  To access the conference call, dial (800) 309-1256 and enter passcode 689811.  A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter.  An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on October 24, 2019 until 8:00 p.m. Eastern Time on October 31, 2019, by dialing 888-203-1112 and entering passcode 2282202.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share, adjusted cash flow from operations, and adjusted free cash flow.

•	Non-GAAP revenue excludes the impact of the fair value acquisition accounting adjustment on acquired deferred revenue.
•	EBITDA is GAAP net income (loss) excluding interest, income taxes, other (expense) income, net, and depreciation and amortization expense.
•	EBITDA margin is calculated by dividing EBITDA by revenue.
•

Adjusted EBITDA is EBITDA excluding the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, and litigation-related expense.

•	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.
•

Non-GAAP operating income excludes the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, and litigation-related expense and includes amortization expense for acquired company internally capitalized software development costs that were adjusted in acquisition accounting.

•

Non-GAAP provision for income taxes excludes the tax impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, litigation-related expense, discrete integration related tax impacts, and the tax impact related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017, and includes the tax impact of amortization expense for acquired company internally capitalized software development costs that were adjusted in acquisition accounting.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for income taxes above.
•	Adjusted cash flow from operations excludes acquisition retention-based bonus, litigation, restructuring, and acquisition-related payments and transaction and transition-related tax payments.
•	Adjusted free cash flow is adjusted cash flow from operations excluding purchases of property and equipment and intangible asset additions.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company's business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ: LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in unified communications and collaboration, identity and access management, and customer engagement and support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston, Massachusetts with additional locations in North America, South America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the progress made on the Company’s strategic initiatives and revenue growth objectives, improvements made to the Company’s competitive positioning, as well as the Company's financial guidance for the fourth quarter of 2019 and fiscal year 2019. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, customer adoption of the Company's solutions, the Company’s ability to execute on its strategic initiatives, the Company’s ability to integrate acquired products or companies, the Company's ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, the Company's ability to continue to promote and maintain its brand in a cost-effective manner, the Company's ability to compete effectively, the Company's ability to develop and introduce new products and add-ons or enhancements to existing products, the Company's ability to manage growth, the Company's ability to attract and retain key personnel, the Company's ability to protect its intellectual property and other proprietary rights, the result of any pending litigation including intellectual property litigation, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

Rob.Bradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31,	September 30,
	2018	2019

ASSETS
Current assets:
Cash and cash equivalents	$148,652	$119,197
Accounts receivable, net	95,354	80,876
Prepaid expenses and other current assets	83,887	81,120
Total current assets	327,893	281,193
Property and equipment, net	98,238	97,005
Operating lease assets	-	101,345
Restricted cash, net of current portion	1,840	1,834
Intangibles, net	1,059,988	895,800
Goodwill	2,400,390	2,414,335
Other assets	41,545	61,261
Deferred tax assets	6,059	5,895
Total assets	$3,935,953	$3,858,668
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$35,447	$56,671
Current operating lease liabilities	-	17,900
Accrued liabilities	119,379	144,285
Deferred revenue, current portion	369,780	381,635
Total current liabilities	524,606	600,491
Long-term debt	200,000	200,000
Deferred revenue, net of current portion	9,518	11,189
Deferred tax liabilities	201,212	170,378
Non-current operating lease liabilities	-	91,407
Other long-term liabilities	25,929	10,077
Total liabilities	961,265	1,083,542
Equity:
Common stock	567	572
Additional paid-in capital	3,316,603	3,349,108
Retained earnings	84,043	24,854
Accumulated other comprehensive income (loss)	2,133	(1,946)
Treasury stock	(428,658)	(597,462)
Total equity	2,974,688	2,775,126
Total liabilities and equity	$3,935,953	$3,858,668

LogMeIn, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Revenue	$308,927	$316,941	$893,794	$937,705
Cost of revenue	72,853	81,230	208,628	239,685
Gross profit	236,074	235,711	685,166	698,020
Operating expenses:
Research and development	42,220	39,452	129,256	120,548
Sales and marketing	95,041	110,604	282,599	346,063
General and administrative	37,441	34,954	111,990	103,379
Restructuring charge	-	5,172	-	14,602
Gain on disposition of assets	-	-	(33,910)	-
Amortization of acquired intangibles	44,268	39,368	128,698	118,257
Total operating expenses	218,970	229,550	618,633	702,849
Income (loss) from operations	17,104	6,161	66,533	(4,829)
Interest income	293	299	1,335	1,375
Interest expense	(2,033)	(2,048)	(4,213)	(6,317)
Other income (expense), net	(77)	180	(403)	(187)
Income (loss) before income taxes	15,287	4,592	63,252	(9,958)
(Provision for) benefit from income taxes	(2,570)	516	(14,269)	(495)
Net income (loss)	$12,717	$5,108	$48,983	$(10,453)
Net income (loss) per share:
Basic	$0.25	$0.10	$0.94	$(0.21)
Diluted	$0.24	$0.10	$0.93	$(0.21)
Weighted average shares outstanding:
Basic	51,652	49,265	52,090	49,886
Diluted	52,066	49,368	52,829	49,886

LogMeIn, Inc.
Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(in thousands)		(in thousands)
GAAP Revenue	$308,927	$316,941	$893,794	$937,705
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	654	230	3,186	978
Non-GAAP Revenue	$309,581	$317,171	$896,980	$938,683

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(In thousands, except per share data)		(In thousands, except per share data)
GAAP Net income (loss) from operations	$17,104	$6,161	$66,533	$(4,829)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	654	230	3,186	978
Stock-based compensation expense	15,688	17,611	48,820	50,845
Acquisition related costs	4,698	3,390	19,074	10,261
Restructuring charge	-	5,172	-	14,602
Litigation related expenses	199	713	476	1,406
Amortization of acquired intangibles	62,484	60,227	183,086	181,124
Gain on disposition of assets	-	-	(33,910)	-
Effect of acquisition accounting on internally capitalized software development costs	(1,505)	-	(7,636)	-
Non-GAAP Operating income	99,322	93,504	279,629	254,387
Interest and other expense, net	(1,817)	(1,569)	(3,281)	(5,129)
Non-GAAP Income before income taxes	97,505	91,935	276,348	249,258
Non-GAAP Provision for income taxes (1)	(24,637)	(23,231)	(68,811)	(62,090)
Non-GAAP Net income	$72,868	$68,704	$207,537	$187,168
Non-GAAP net income per diluted share	$1.40	$1.39	$3.93	$3.73
Diluted weighted average shares outstanding used in computing per share amounts	52,066	49,368	52,829	50,198

(1) The non-GAAP provision for income taxes reported in the three and nine months ended September 30, 2018 and 2019 excludes the tax impact of non-GAAP items, and for the nine months ended September 30, 2018 excludes a net discrete integration-related tax benefit of $2.0 million as well as a net tax benefit of $2.9 million and $2.2 million in the three and nine months ended September 30, 2018, respectively, related to the enactment of the U.S. Tax Act.

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(in thousands)		(in thousands)
GAAP Net income (loss)	$12,717	$5,108	$48,983	$(10,453)
Add Back:
Interest and other expense, net	1,817	1,569	3,281	5,129
Income tax provision (benefit)	2,570	(516)	14,269	495
Amortization of acquired intangibles	62,484	60,227	183,086	181,124
Depreciation and amortization expense	14,337	15,795	40,096	47,231
EBITDA	93,925	82,183	289,715	223,526
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	654	230	3,186	978
Stock-based compensation expense	15,688	17,611	48,820	50,845
Gain on disposition of assets	-	-	(33,910)	-
Acquisition related costs	4,698	3,390	19,074	10,261
Restructuring charge	-	5,172	-	14,602
Litigation related expenses	199	713	476	1,406
Adjusted EBITDA	$115,164	$109,299	$327,361	$301,618
EBITDA Margin	30.4%	25.9%	32.4%	23.8%
Adjusted EBITDA Margin	37.2%	34.5%	36.5%	32.1%

Calculation of Adjusted Cash Flows from Operations and Adjusted Free Cash Flow (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(in thousands)		(in thousands)
GAAP Cash flows from operations	$73,662	$83,001	$330,864	$286,368
Add Back:
Litigation related payments	16	803	1,163	822
Acquisition retention-based bonus	2,486	1,355	3,143	6,581
Restructuring payments	-	2,449	-	9,498
Partial tax payment for gain on Xively disposition	4,236	-	4,236	-
Transaction related payments (acquisitions and dispositions)	3,120	438	16,794	2,317
Adjusted cash flows from operations	83,520	88,046	356,200	305,586
Purchases of property and equipment	(7,960)	(7,732)	(21,590)	(29,813)
Intangible asset additions	(8,276)	(10,676)	(26,138)	(29,421)
Adjusted Free Cash Flow	$67,284	$69,638	$308,472	$246,352
GAAP Cash flows from operations as a % of Non-GAAP Revenue	23.8%	26.2%	36.9%	30.5%
Adjusted Cash flows from operations as a % of Non-GAAP Revenue	27.0%	27.8%	39.7%	32.6%
Adjusted Free Cash Flow as a % of Non-GAAP Revenue	21.7%	22.0%	34.4%	26.2%

Stock-Based Compensation Expense (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(in thousands)		(in thousands)
Cost of revenue	$1,278	$1,309	$3,755	$3,590
Research and development (1)	4,174	4,836	14,232	12,825
Sales and marketing (1)	3,492	4,218	11,788	13,212
General and administrative	6,744	7,248	19,045	21,218
Total stock based-compensation	$15,688	$17,611	$48,820	$50,845

(1) The stock-based compensation expense disclosure reported in the table above for the nine months ended September 30, 2019 includes a reclassification from research and development to sales and marketing of $1.4 million ($0.630 million and $0.731 million for the three months ended March 31, 2019 and June 30, 2019, respectively).

LogMeIn, Inc.
Calculation of Projected 2019 Non-GAAP Revenue (unaudited)
(In millions)

	Three Months Ended	Twelve Months Ended
	December 31, 2019	December 31, 2019
GAAP Revenue	$319 - $321	$1,257 - $1,259
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	-	1
Non-GAAP Revenue	$319 - $321	$1,258 - $1,260

Calculation of Projected 2019 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)
(In millions, except per share data)

	Three Months Ended	Twelve Months Ended
	December 31, 2019	December 31, 2019
GAAP Net income (loss)	$8 - $9	$(3) - $(2)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	-	1
Stock-based compensation expense	18	69
Acquisition and litigation related costs	3	15
Restructuring charges	-	15
Amortization of acquired intangibles	60	241
Income tax effect of non-GAAP items	(21)	(82)
Non-GAAP Net income	$68 - $69	$256 - $257
GAAP net income per diluted share, (loss) per share	$0.15 - $0.17	$(0.06) - $(0.04)
Non-GAAP net income per diluted share	$1.39 - $1.41	$5.12 - $5.14
Weighted average shares outstanding used in computing net loss per share		49.6
Diluted weighted average shares outstanding used in computing net income per diluted share	49.0	50.0

Calculation of Projected 2019 EBITDA and Adjusted EBITDA (unaudited)
(In millions)

	Three Months Ended	Twelve Months Ended
	December 31, 2019	December 31, 2019
GAAP Net income (loss)	$8 - $9	$(3) - $(2)
Add Back:
Interest and other (income) expense, net	2	7
Income tax provision (benefit)	3	4
Amortization of acquired intangibles	60	241
Depreciation and amortization expense	16	63
EBITDA	$89 - $90	$312 - $313
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	-	1
Stock-based compensation expense	18	69
Acquisition and litigation related costs	3	15
Restructuring charges	-	15
Adjusted EBITDA	$110 - $111	$412 -$413
EBITDA Margin	28%	25%
Adjusted EBITDA Margin	34.5%	33%

LogMeIn, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Cash flows from operating activities	$12,717	$5,108	$48,983	$(10,453)
Net income (loss)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	15,688	17,611	48,820	50,845
Depreciation and amortization	76,821	76,022	223,181	228,355
Gain on disposition of assets, excluding transaction costs	-	-	(36,281)	-
Change in fair value of contingent consideration liability	-	389	-	581
Restructuring-related property and equipment charges	-	3,164	-	3,164
Benefit from deferred income taxes	(12,032)	(11,315)	(34,062)	(34,101)
Other, net	489	335	1,282	1,274
Changes in assets and liabilities, excluding effect of acquisitions and dispositions:
Accounts receivable	(6,429)	8,498	16,301	12,608
Prepaid expenses and other current assets	518	(10,192)	8,474	(5,415)
Other assets	(4,897)	(6,841)	(12,830)	(20,387)
Accounts payable	2,072	5,944	13,575	21,451
Accrued liabilities	(1,848)	7,920	21,113	24,146
Deferred revenue	(7,752)	(12,586)	28,031	17,664
Other long-term liabilities	(1,685)	(1,056)	4,277	(3,364)
Net cash provided by operating activities	73,662	83,001	330,864	286,368
Cash flows from investing activities
Purchases of property and equipment	(7,960)	(7,732)	(21,590)	(29,813)
Intangible asset additions	(8,276)	(10,676)	(26,138)	(29,421)
Acquisition of businesses, net of cash acquired	1,279	-	(342,072)	(22,463)
Proceeds from disposition of assets	-	7,500	42,394	7,500
Net cash provided by (used in) investing activities	(14,957)	(10,908)	(347,406)	(74,197)
Cash flows from financing activities
Borrowings (repayments) under credit facility	-	-	200,000	-
Proceeds from issuance of common stock upon option exercises	2,809	51	3,831	133
Payments of withholding taxes in connection with restricted stock unit vesting	(1,536)	(792)	(29,490)	(18,468)
Payment of contingent consideration	-	-	-	(1,857)
Dividends paid on common stock	(15,523)	(16,037)	(46,900)	(48,736)
Purchase of treasury stock	(75,127)	(44,956)	(190,230)	(169,188)
Net cash provided by (used in) financing activities	(89,377)	(61,734)	(62,789)	(238,116)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(538)	(2,724)	(5,427)	(3,516)
Net increase (decrease) in cash, cash equivalents and restricted cash	(31,210)	7,635	(84,758)	(29,461)
Cash, cash equivalents and restricted cash, beginning of period	200,661	113,396	254,209	150,492
Cash, cash equivalents and restricted cash, end of period	$169,451	$121,031	$169,451	$121,031